UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 14, 2006

(Date of earliest event reported)
BIOPURE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15167	04-2836871

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
11 Hurley Street, Cambridge, Massachusetts 02141
(Address of principal executive offices, including zip code)
(617) 234-6500
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement
On February 14, 2007, the Board of Directors of the Company adopted a Bonus Plan effective for fiscal year 2007. The Bonus Plan is designed to offer employees performance-based cash compensation rewarding the achievement of corporate goals, function goals and each individual’s performance in achieving those goals.
Eligibility. All regular salaried employees of the company who work at least 30 hours per week are eligible to participate.
Administration of the Bonus Plan. The compensation committee of the Board of Directors will administer the Bonus Plan. Subject to the provisions of the Bonus Plan, the committee has full power and authority, among other things, to select the participants to whom bonuses may be paid, to determine the terms and conditions of each bonus and when the bonuses will be paid, and to interpret and administer the Bonus Plan.
Goals. Under the Bonus Plan the compensation committee and the board are to adopt a list of the overall corporate goals for the fiscal year. Each function of the Company (such as Process Development or Finance) will develop a list of key functional goals consistent with the corporate goals. The total bonus pool for the Bonus Plan will be based on achievement of the corporate and function goals and on individual performance in the fiscal year.
Awards. The annual bonus will be paid in cash and will be based on achievement and the degree of achievement of goals, both corporate and functional, and on the individual’s personal performance. At the option of the compensation committee, part or all of the bonus may be paid in shares of Class A common stock pursuant to the Company’s 2002 Omnibus Securities and Incentive Plan.
The committee will select a “target bonus percentage” for participants. This is a percentage of annual salary, and the percentage is expected to vary among employees. Then weighting factors are applied to the percentage. This means the committee determines what part of the bonus will be attributable to corporate goals, if any, what part to function goals, if any, and what part to individual performance.
After the year end, the committee will determine the degree of achievement in each category and calculate the bonus for the Chief Executive Officer, all executive officers and certain key employees. The committee is likely to delegate to the Chief Executive Officer and other appropriate personnel the determination of bonus awards for other participants.
Item 2.02.     Results of Operations and Financial Condition
On February 15, 2007, the Company issued a press release announcing its financial results for the first fiscal quarter ended January 30, 2007. A copy of this press release is being furnished to the Securities and Exchange Commission pursuant to Item 2.02 of this current report on Form 8-K and is attached hereto as Exhibit 99.1.
Item 8.01.     Other Events
On February 14, 2007, the Company signed an agreement in principle to settle the securities class action litigation, Biopure Corporation Securities Litigation, pending against the Company and others in the U.S. District Court for the District of Massachusetts. Under the settlement, all claims against the Company and the individual defendants would be dismissed with prejudice. The settlement would have no financial effect on the Company or any of the individual defendants. The settlement is subject to agreeing upon a formal stipulation of settlement and court approval.
Item 9.01.     Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release dated February 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOPURE CORPORATION
Date: February 15, 2007	By:	/s/ Francis H. Murphy
Francis H. Murphy
Chief Financial Officer